EXHIBIT 22.1
Guaranteed Securities

The following securities (collectively, the “Berry Global Senior Secured Notes”) issued by Berry Global, Inc., a Delaware corporation and wholly-owned subsidiary of Berry Global Group, Inc., a Delaware corporation (the “Company”), were outstanding as of September 28, 2024.

Description of Notes
1.00% First Priority Senior Secured Notes due 2025
4.875% First Priority Senior Secured Notes due 2026
1.57% First Priority Senior Secured Notes due 2026
1.50% First Priority Senior Secured Notes due 2027
1.65% First Priority Senior Secured Notes due 2027
5.50% First Priority Senior Secured Notes due 2028
5.80% First Priority Senior Secured Notes due 2031
5.65% First Priority Senior Secured Notes due 2034
4.50% Second Priority Senior Secured Notes due 2026
5.625% Second Priority Senior Secured Notes due 2027

Obligors

As of September 28, 2024, the obligors under the Berry Global Senior Secured Notes consisted of the Company, as a guarantor, and its subsidiaries listed in the following table:

Name	Jurisdiction	Obligor Type
AeroCon, LLC	Delaware	Guarantor
AVINTIV Acquisition LLC	Delaware	Guarantor
AVINTIV Inc.	Delaware	Guarantor
AVINTIV Specialty Materials LLC	Delaware	Guarantor
Berry Film Products Acquisition Company, Inc.	Delaware	Guarantor
Berry Film Products Company, Inc.	Delaware	Guarantor
Berry Global Films, LLC	Delaware	Guarantor
Berry Global, Inc.	Delaware	Issuer
Berry Plastics Acquisition Corporation V	Delaware	Guarantor
Berry Plastics Acquisition Corporation XIV LLC	Delaware	Guarantor
Berry Plastics Acquisition LLC X	Delaware	Guarantor
Berry Plastics Design, LLC	Delaware	Guarantor
Berry Plastics Escrow LLC	Delaware	Guarantor
Berry Plastics Filmco, Inc.	Delaware	Guarantor
Berry Plastics IK, LLC	Delaware	Guarantor
Berry Plastics Opco, Inc.	Delaware	Guarantor
Berry Plastics SP, Inc.	Delaware	Guarantor
Berry Plastics Technical Services, Inc.	Delaware	Guarantor
Berry Specialty Tapes, LLC	Delaware	Guarantor
Berry Tapes Holding Company, Inc.	Delaware	Guarantor
BPRex Closure Systems, LLC	Delaware	Guarantor
BPRex Closures Kentucky Inc.	Delaware	Guarantor
BPRex Closures, LLC	Delaware	Guarantor
BPRex Delta Inc.	Delaware	Guarantor
BPRex Healthcare Brookville Inc.	Delaware	Guarantor
BPRex Healthcare Packaging, Inc.	Delaware	Guarantor
BPRex Plastic Packaging, Inc.	Delaware	Guarantor
BPRex Product Design and Engineering Inc.	Minnesota	Guarantor
BPRex Specialty Products Puerto Rico Inc.	New Jersey	Guarantor
Caplas LLC	Delaware	Guarantor
Caplas Neptune, LLC	Delaware	Guarantor
Captive Plastics, LLC	Delaware	Guarantor
Cardinal Packaging, Inc.	Delaware	Guarantor
Chicopee LLC	Delaware	Guarantor
Chocksett Road Limited Partnership	Massachusetts	Guarantor
Chocksett Road Realty Trust	Massachusetts	Guarantor
Covalence Specialty Adhesives LLC	Delaware	Guarantor
Consumer Packaging Int'l Holdings, LLC	Delaware	Guarantor
CPI Holding Corporation	Delaware	Guarantor
Dominion Textile (USA), L.L.C.	Delaware	Guarantor
Dumpling Rock, LLC	Massachusetts	Guarantor
Estero Porch, LLC	Delaware	Guarantor
F & S Precision Holdings Inc.	Pennsylvania	Guarantor
F & S Tool Inc.	Delaware	Guarantor
F & S Export Inc.	Delaware	Guarantor
Fabrene, L.L.C.	Delaware	Guarantor
Fiberweb, LLC	Delaware	Guarantor
Global Closure Systems America 1, Inc.	Delaware	Guarantor
Grafco Industries Limited Partnership	Maryland	Guarantor
Kerr Group, LLC	Delaware	Guarantor
Knight Plastics, LLC	Delaware	Guarantor
Laddawn, Inc.	Massachusetts	Guarantor
Lamb’s Grove, LLC	Delaware	Guarantor
Letica Corporation	Michigan	Guarantor
Letica Resources, Inc.	Michigan	Guarantor
M&H Plastics, LLC	Virginia	Guarantor
Millham, LLC	Delaware	Guarantor
Old Hickory Steamworks, LLC	Delaware	Guarantor
Packerware, LLC	Delaware	Guarantor
PGI Europe LLC	Delaware	Guarantor
PGI Polymer LLC	Delaware	Guarantor
Pliant International, LLC	Delaware	Guarantor
Pliant, LLC	Delaware	Guarantor
Poly-Seal, LLC	Delaware	Guarantor
Providencia USA, Inc.	North Carolina	Guarantor
Rollpak Corporation	Delaware	Guarantor
RPC Bramlage, Inc.	Pennsylvania	Guarantor
RPC Leopard Holdings, Inc.	Delaware	Guarantor
RPC Packaging Holdings (US), Inc.	Delaware	Guarantor
RPC Superfos US, Inc.	Delaware	Guarantor
RPC Zeller Plastik Libertyville, Inc.	Delaware	Guarantor
Saffron Acquisition, LLC	Delaware	Guarantor
Setco, LLC	Delaware	Guarantor
Sugden, LLC	Delaware	Guarantor
Sun Coast Industries, LLC	Delaware	Guarantor
Treasure Holdco, Inc.	Delaware	Guarantor
Tyco Acquisition Alpha LLC	Nevada	Guarantor
Uniplast Holdings, LLC	Delaware	Guarantor
Uniplast U.S., Inc.	Delaware	Guarantor
Venture Packaging Midwest, Inc.	Delaware	Guarantor
Venture Packaging, Inc.	Delaware	Guarantor

Pledged Security Collateral

As of September 28, 2024, the obligations under the Berry Global Senior Secured Notes were secured by pledges of the capital stock of the following affiliates of the Company:

Name	Country	State	Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests	Percentage of Owned Interests Pledged
AeroCon, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Aspen Industrial S.A. de C.V.	Mexico		Pliant, LLC and Pliant Corporation International (1 share)	100.00%	65%
AVINTIV Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
AVINTIV Acquisition LLC	USA	DE	AVINTIV Inc.	100.00%	100%
AVINTIV Specialty Materials LLC	USA	DE	AVINTIV Acquisition LLC	100.00%	100%
Berry Film Products Acquisition Company, Inc.	USA	DE	Berry Film Products Company, Inc.	100.00%	100%
Berry Film Products Company, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Global Films, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Global, Inc.	USA	DE	Berry Plastics Group, Inc.	100.00%	100%
Berry Global German Holdings GmbH	Germany		Berry Global, Inc.	100.00%	65%
Berry Global Malta Holdings Company Limited	Malta		Consumer Packaging Int'l Holdings, LLC	100.00%	65%
Berry Plastics Acquisition Corporation V	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition Corporation XIV, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition LLC X	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Canada, Inc.	Canada		Berry Global, Inc.	100.00%	65%
Berry Plastics de Mexico, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	100.00%	65%
Berry Plastics Design, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Escrow, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Filmco, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics IK, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics International B.V.	Netherlands		Berry Global, Inc.	100.00%	65%
Berry Plastics Opco, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics SP, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Technical Services, Inc.	USA	DE	Venture Packaging, Inc.	100.00%	100%
Berry Specialty Tapes, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Tapes Holding Company, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Closure Systems, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Closures Kentucky Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Closures, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex de Mexico S.A. de R.L. de CV	Mexico		Berry Global, Inc. and Berry Plastics Acquisition LLC X (1 share)	100.00%	65%
BPRex Delta Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Healthcare Brookville Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%	100%
BPRex Healthcare Packaging, Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%	100%
BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		Berry Global, Inc.	50.00%	65%[1]
BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Healthcare Packaging, Inc.	50.00%
BPRex Plastic Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Product Design & Engineering Inc.	USA	MN	BPRex Healthcare Brookville, Inc.	100.00%	100%
BPRex Specialty Products Puerto Rico Inc.	USA	NJ	BPRex Plastic Packaging, Inc.	100.00%	100%
Caplas LLC	USA	DE	Captive Plastics LLC	100.00%	100%
Caplas Neptune, LLC	USA	DE	Captive Plastics LLC	100.00%	100%
Captive Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Cardinal Packaging, Inc.	USA	DE	CPI Holding Corporation	100.00%	100%
Chicopee Asia, Limited	Hong Kong		Chicopee LLC	100.00%	65%
Chicopee Holdings B.V.	Netherlands		PGI Europe LLC	100.00%	65%
Chicopee LLC	USA	DE	PGI Polymer LLC	100.00%	100%
Chocksett Road Limited Partnership	USA	MA	Berry Global, Inc.	98% Limited Partnership Interests 2% General Partnership Interests	100%
Chocksett Road Realty Trust	USA	MA	Chocksett Road Limited Partnership	Sole Beneficiary	100%
Berry Holding Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc.	99.99%	65%[2]
Berry Holding Company do Brasil Ltda.	Brazil		Berry Global, Inc.	0.01%
Covalence Specialty Adhesives LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Consumer Packaging Int'l Holdings, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
CPI Holding Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
Dominion Textile (USA), L.L.C.	USA	DE	Chicopee LLC	100.00%	100%
Dumpling Rock, LLC	USA	MA	Berry Global, Inc.	100.00%	100%
Estero Porch, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
F & S Precision Holdings Inc.	USA	PA	Berry Global, Inc.	100.00%	100%
F & S Tool Inc.	USA	DE	F & S Precision Holdings Inc.	100.00%	100%
F & S Export Inc.	USA	DE	F & S Tool Inc.	100.00%	100%
Fabrene, Inc.	Canada		AVINTIV Inc.	100.00%	65%
Fabrene, L.L.C.	USA	DE	PGI Europe LLC	100.00%	100%
Fiberweb, LLC	USA	DE	PGI Europe LLC	100.00%	100%
Fiberweb Holdings Ltd.	UK		PGI Europe LLC	100.00%	65%
Global Closure Systems America 1, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
Grafco Industries Limited Partnership	USA	MD	Caplas LLC	99.00%	100%
Grafco Industries Limited Partnership	USA	MD	Caplas Neptune, LLC	1.00%	100%
Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	65.00%	65%
Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation XIV	35.00%	65%
Kerr Group, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Knight Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Laddawn, Inc.	USA	MA	Berry Global, Inc.	100.00%	100%
Lamb’s Grove, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Letica Corporation	USA	DE	RPC Leopard Holdings, Inc.	100.00%	100%
Letica Resources, Inc.	USA	DE	RPC Leopard Holdings, Inc.	100.00%	100%
M&H Plastics, LLC	USA	VA	AVINTIV Inc.	100.00%	100%
Millham, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Old Hickory Steamworks, LLC	USA	DE	Fiberweb, LLC	100.00%	100%
Packerware, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
PGI Acquisition Limited	UK		PGI Europe LLC	100.00%	65%
PGI Europe LLC	USA	DE	Chicopee LLC	100.00%	100%
PGI Nonwovens (Mauritius)	Mauritius		PGI Polymer LLC	100.00%	65%
PGI Polymer LLC	USA	DE	Avintiv Specialty Materials LLC	100.00%	100%
PGI Spain SLU	Spain		PGI Europe LLC	100.00%	65%
Pliant de Mexico S.A. de C.V.	Mexico		Pliant, LLC	36.03%	65%
Pliant International, LLC	USA	DE	Pliant, LLC	100.00%	100%
Pliant, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Poly-Seal, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Providencia USA, Inc.	USA	NC	Chicopee LLC	100.00%	100%
Rollpak Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
RPC Bramlage, Inc.	USA	PA	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Leopard Holdings, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Packaging Holdings (US), Inc.	USA	DE	AVINTIV Inc.	100.00%	100%
RPC Superfos US, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Zeller Plastik Libertyville, Inc.	USA	DE	Global Closure Systems America 1, Inc.	100.00%	100%
Saffron Acquisition, LLC	USA	DE	Kerr Group, LLC	100.00%	100%
Setco, LLC	USA	DE	Kerr Group, LLC	100.00%	100%
Sugden, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Sun Coast Industries, LLC	USA	DE	Saffron Acquisition, LLC	100.00%	100%
Treasure Holdco, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Uniplast Holdings, LLC	USA	DE	Pliant, LLC	100.00%	100%
Uniplast U.S., Inc.	USA	DE	Uniplast Holdings, Inc.	100.00%	100%
Venture Packaging Midwest, Inc.	USA	DE	Venture Packaging, Inc.	100.00%	100%
Venture Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%

1	65% of the aggregate stock of BPRex Plastic Packaging de Mexico S.A. de C.V. is pledged.
2	65% of the aggregate stock of Berry Holding Company do Brasil Ltda. is pledged.